LEHMAN BROTHERS	Residential Mortgage Finance

Free Writing Prospectus for IndyMac Home Equity Mortgage Loan
Asset-Backed Trust, Series 2007-H1
(Filed pursuant to Rule 433; SEC File No. 333-134691)

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

LEHMAN BROTHERS	Residential Mortgage Finance

PRELIMINARY SUMMARY OF TERMS

$[650,071,000] (Approximate)
IndyMac Home Equity Mortgage Loan
Asset-Backed Notes, Series 2007-H1

IndyMac Bank, F.S.B.
(Sponsor, Seller and Servicer)

[FSA]
(Guarantor)

Contacts

Syndicate	Dan Covello / Pat Quinn / Matt Dunn	(212) 526-9519

Mortgage Finance	Tom O’Hara Shiv Rao Vinay Khandelwal Vikram Nidamaluri	(212) 526-6469 (212) 526-6205 (212) 526-2755 (212) 526-1486

Structuring	Sei-Hyong Park Manoj Gupta	(212) 526-0203 (212) 526-1453

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

1

LEHMAN BROTHERS	Residential Mortgage Finance

The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This preliminary term sheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This preliminary term sheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this preliminary term sheet may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this preliminary term sheet may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuing entity of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this preliminary term sheet, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this preliminary term sheet is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),

(2)	no representation that these materials are accurate or complete and may not be updated, or

(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

IRS CIRCULAR 230 NOTICE

This free writing prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed herein. Investors should seek advice based on their particular circumstances from an independent tax advisor.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

2

LEHMAN BROTHERS	Residential Mortgage Finance

IndyMac Home Equity Mortgage Loan Asset Backed Notes 2007-H1

To Maturity

Approx. Size	Type	BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (1)	Expected Ratings (Moody’s/S&P)

$[650,071,000]	Flt – PT	1 m LI	2.40	1 – 145	4/25/2019	6/25/2037	Aaa / AAA

To 10% Optional Redemption (“Call”) (2)

Approx. Size	Type	BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (1)	Expected Ratings (Moody’s/ S&P)

$[650,071,000]	Flt – PT	1 m LI	2.21	1 – 69	12/25/2012	6/25/2037	Aaa / AAA

Pricing Speed

40% CPR / 10% Constant Draw Rate (“CDR”)

(1) The Stated Final Maturity Date with respect to the Notes is the Payment Date six months following the latest possible maturity date of a Mortgage Loan in the Pool which amortizes according to its terms. On the Stated Final Maturity Date, holders of the Notes will be entitled to receive a payment of principal in an amount equal to the outstanding principal balance of the Notes.

(2) The Servicer may exercise its right to redeem the Notes when the principal balance of the Notes prior to giving effect to payments of principal on such Payment Date is equal to or less than 10% of the Notes as of the Closing Date.

*Please note that the approximate size of the Notes listed on this page are subject to a permitted variance of 5%.

** Please note that the Expected and Stated Final Maturity have been estimated using a payment date of the 25th day of every month.

***For modeling purposes the Cut-Off Date has been assumed as March 1, 2007.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

3

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms

Issuing Entity:	IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2007-H1 (the “Trust”).

Depositor:	IndyMac ABS, Inc.

Sponsor and Seller:	IndyMac Bank, F.S.B.

Servicer:	IndyMac Bank, F.S.B.

Indenture Trustee:	Deutsche Bank National Trust Company

Owner Trustee:	Wilmington Trust Company

Rating Agencies:	Standard & Poor’s (“S&P”) and Moody’s Investor Service (“Moody’s”)

Note Insurer:	Financial Security Assurance Inc. (“FSA”)

Underwriters:	Lehman Brothers Inc.

Deutsche Bank Securities Inc.

IndyMac Securities Corporation

Expected Pricing Date:	Week of March [19]th, 2007

Expected Closing Date:	On or about March [23]rd, 2007

Record Date:	The last Business Day immediately preceding the related Payment Date.

Payment Date:	[25]th of each month, or if such day is not a business day the next succeeding Business Day. (First Payment Date: April [25]th, 2007).

Cut-off Date:	March [14]th, 2007

Statistical Cut-off Date:	February 28th, 2007.

Day Count:	Actual/360.

Interest Accrual:

Interest accrues on the Notes from the last Payment Date (or in the case of the first Payment Date, the Closing Date) through the day preceding the current Payment Date (such period, the “Interest Accrual Period”).

Collection Period:	The [14]th day of the calendar month immediately preceding a Payment Date to the [13]th day of the calendar month of the Payment Date.

Note Rate:	The lesser of (a) 1 month Libor + [ ] and (b) the Maximum Rate.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

4

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Clearing:	DTC, Euroclear or Clearstream.

Denomination:	Minimum $250,000; increments of $1,000.

SMMEA Eligibility:	The Notes are not expected to be SMMEA eligible.

ERISA Eligibility:	The Notes are expected to be ERISA eligible, provided that the Notes meet the conditions of an investor-based or statutory prohibited transaction exemption.

Tax Structure:	One or more REMICs for Federal income tax purposes.

Credit Enhancement:	1.	FSA will unconditionally guarantee timely payment of interest (other than any deferred interest) and ultimate payment of principal of the Notes in each case as described in the insurance policy.

	2.	Overcollateralization, as described herein.

	3.	Excess cashflow.

The Notes and the Certificates:	The Notes are the subject of this Preliminary Summary of Terms.

The Trust will also issue three classes of certificates, which include the Class L Certificates (Depositor’s Interest), the Class B Certificates (excess cashflow) and the Class R Certificates (and together with the Class L Certificates, the “Residual Certificates” and the Residual Certificates, together with the Class B Certificates, the “Certificates”).

Information regarding the Certificates is provided only to more fully describe the terms of the Notes.

The HELOCs:

The collateral will consist of adjustable rate, first and second lien home equity lines of credit (“HELOCs”). Each HELOC adjusts monthly to a rate equal to the Prime Rate plus its margin, subject to a gross cap rate.

The aggregate drawn principal balance of the HELOCs as of the Statistical Cut-off Date is approximately $650,071,586.

The aggregate drawn principal balance of the HELOCs as of the Statistical Cut-off Date is referred to herein as the “Statistical Cut-off Date Principal Balance”.

The aggregate drawn principal balance of the HELOCs as of the Cut-off Date is referred to herein as the “Cut-off Date Principal Balance”.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

5

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Invested Amount:

With respect to any Payment Date, is the Invested Amount for the preceding Payment Date (or in the case of the first Payment Date, the Initial Invested Amount) reduced by (i) the Floating Allocation Percentage of principal collections for that Payment Date and (ii) the Investor Charge-Off Amounts for that Payment Date.

The “Initial Invested Amount” will equal the sum of the initial principal balance of the Notes and any initial overcollateralization, and is expected to be approximately $650,071,586. Please note that the “Initial Invested Amount” is subject to a permitted variance of 5%.

Depositor’s Interest:	The Depositor’s Interest is equal to the outstanding pool balance at the end of the previous Collection Period minus the Invested Amount.

Floating Allocation Percentage:

With respect to any Payment Date, is the percentage equivalent of a fraction the numerator of which is the Invested Amount for the preceding Payment Date (or in the case of the first Payment Date, the Initial Invested Amount) and the denominator of which is the pool balance at the end of the Collection Period preceding the previous Payment Date (or in the case of the first Payment Date, the Cut-off Date Principal Balance), provided such percentage shall not be greater than 100%.

Investor Charge-Off Amounts:	For a given Payment Date, the amount of Charge-Off Amounts incurred during the related Collection Period multiplied by the Floating Allocation Percentage.

Overcollateralization Amount:

Overcollateralization Amount will be equal to the excess of the Invested Amount over the principal balance of the Notes after taking into account the any payments of principal on the related Payment Date. Certain excess cashflow will be applied as a payment of principal on the Notes on each Payment Date to maintain the Overcollateralization Amount for the Notes, or to increase it to an amount not greater than the Specified Overcollateralization Amount.

The Specified Overcollateralization Amount on any Payment Date prior to the Stepdown Date or if a Trigger Event is in effect, will be an amount equal to [2.25]% of the Initial Invested Amount.

On any Payment Date after the Stepdown Date it will be an amount equal to [4.50]% of the Invested Amount, provided that it cannot be less than 0.50% of the Initial Invested Amount.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

6

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Stepdown Date:

With respect to the Notes, the later to occur of (a) the 31st Payment Date and (b) the first Payment Date following the Payment Date on which the Overcollateralization Amount is greater than or equal to 4.50% of the Invested Amount on that Payment Date.

Charge-Off Amount:

With respect to any Charged-Off HELOC under clause (i) of the definition thereof, the amount of the principal balance of that HELOC that has been written down (including, for any HELOC that was liquidated during the related Collection Period, any unrecovered portion that is written down during that Collection Period after giving effect to the net liquidation proceeds applied in reduction of such principal balance), and with respect to any Charged-Off HELOC under clause (ii) of the definition thereof, the entire outstanding principal balance of such HELOC.

Charged-Off HELOC:

Means (i) a HELOC with a principal balance that has been written down on the Servicer’s servicing system in accordance with its policies and procedures (including any HELOC that became a liquidated HELOC during the related Collection Period and had an unrecovered portion of its related principal balance written down during that Collection Period) and (ii) any HELOC that is more than 180 days past due.

Allocation of Investor Charge-off Amounts:	Generally, the Investor Charge-Off Amounts for any Payment Date will be absorbed first, by the excess cashflow allocable to the notes and second, by the Overcollateralization Amount.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

7

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Amortization Periods:	The allocation of principal collections is divided into two distinct periods: the Managed Amortization Period and the Rapid Amortization Period.

Managed Amortization Period:	Begins on the first Payment Date and ends on the earlier of (a) the 120th Payment Date or (b) the payment date which immediately follows the occurrence of a Rapid Amortization Trigger Event.

Rapid Amortization Trigger Event:	Will occur if a Rapid Amortization Event is declared to have occurred or has occurred automatically.

Rapid Amortization Period:	Immediately follows the end of the Managed Amortization Period.

Maximum Rate:

The Maximum Rate with respect to the Notes on any Payment Date is equal to the quotient of (A) the excess of (x) the interest collections (net of the Servicing Fee) for that Payment Date, over (y) the sum of (i) the fees of the owner trustee for that Payment Date, (ii) any payments to the indenture trustee for fees and reimbursed expenses, and (iii) the Premium Amount payable to the insurer on that Payment Date, and (iv) beginning on the Payment Date in April 2008, 0.041667% multiplied by the pool balance on the first day of the related Collection Period, divided by (B) the product of (x) the pool balance on the first day of the related Collection Period, and (y) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period for the Notes and the denominator of which is 360.

Servicing Fee:	0.50% per annum (the “Servicing Fee Rate”) on the aggregate principal balance of the HELOCs, payable monthly at 1/12 of the per annum rate

Indenture Trustee Fee:	0.0055% per annum (the “Indenture Trustee Fee”) on the aggregate principal balance of the HELOCs, payable monthly at 1/12 of the per annum rate.

Owner Trustee Fee:	$4,000 per annum (the “Owner Trustee Fee”) payable monthly.

Premium Amount:

0.12% per annum (the “Premium Amount”) on the Note Balance immediately prior to the related Payment Date multiplied by a fraction, the numerator of which is the number of days in the related Interest Accrual Period for the Notes and the denominator of which is 360.

Deferred Interest: (“Catch-Up Interest”)

To the extent the applicable Maximum Rate is less than 1 month LIBOR + [applicable spread for the Notes] on any Payment Date, the deficiency for each class will be deferred (“Deferred Interest”) and will accrue interest on each subsequent Payment Date at the Note Rate. Such Deferred Interest will be reimbursed through distributions on subsequent Payment Dates, to the extent of remaining Available Funds applied in the priority set forth under “Priority of Payments” herein.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

8

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Priority of Payments:

On each Payment Date, the Indenture Trustee will make payments from the Floating Allocation Percentage of amounts (less early termination fees) received in respect of the HELOCs during each Collection Period (net of the payments to the Indenture Trustee Fee, Servicing Fee, the Owner Trustee fee, early termination fees) and to the extent of available funds as follows:

	(1)	to pay the Note Insurer premium;

	(2)	to the Notes, interest at the Note Rate for such Payment Date;

	(3)	to the Notes, the Note Principal Payment Amount for the related period, until the note principal amount of the Notes has been reduced to zero;

(4)

to the Notes, as a form of principal, (a) the Investor Charge-Off Amounts incurred during the preceding calendar month and (b) the Investor Charge-Off Amounts incurred during previous periods which were not subsequently reimbursed, until the note principal amount of the Notes has been reduced to zero;

	(5)	as payment for any reimbursement amounts owed to the Note Insurer with interest thereon;

	(6)	to the Notes, any Accelerated Principal Amounts, until the note principal amount of the Notes has been reduced to zero;

	(7)	to the Servicer, certain unreimbursed amounts, if any;

(8)

to pay to the Notes the current Deferred Interest and any unpaid Deferred Interest from prior Payment Dates and interest thereon at the Note Rate (determined for this purpose without regard to the Maximum Rate);

	(9)	pari passu, to the Indenture Trustee, any unreimbursed expenses and to the Owner Trustee, any unpaid fees and unreimbursed expenses; and

	(10)	to pay the remaining amounts to the holders of the Certificates, as set forth in the Sale and Servicing Agreement.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

9

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Note Principal Payment Amount:	Prior to the Stepdown Date or if a Trigger Event is in effect or Rapid Amortization Trigger Event has occurred, the Principal Payment Amount.

On or after the Stepdown Date, unless a Trigger Event is in effect or a Rapid Amortization Trigger Event has occurred, the lesser of (a) the excess of (i) the principal balance of the Notes over (ii) the Note Target Amount and (b) the Principal Payment Amount.

Note Target Amount:

The lesser of (a) the product of (i) approximately [95.50]% and (ii) the Invested Amount for such Payment Date and (b) the excess if any of (i) the Invested Amount for such Payment Date over (ii) [0.50]% of the Initial Invested Amount.

Trigger Event:

A Trigger Event shall be in effect on any Payment Date if (a) the sum of the Investor Charge-Off Amounts for that Payment Date and all prior Payment Dates, expressed as percentage of the Initial Invested Amount, is greater than (i) with respect to the first Payment Date to and including the 48th Payment Date, 1.75%, (ii) with respect to the 49th Payment Date to and including the 60th Payment Date, 2.50%, (iii) with respect to the 61st Payment Date to and including the 72nd Payment Date, 3.00%, (iv) with respect to the 73rd Payment Date and thereafter, 3.25%, or (b) the Six Month rolling delinquency rate for such Payment Date is greater than 3.50%.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

10

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Principal:	The allocation of principal collections to the Notes is divided into two distinct periods: the Managed Amortization Period and the Rapid Amortization Period.

The “Principal Payment Amount” will equal the excess of (a) the Maximum Principal Payment over (b) the Overcollateralization Reduction Amount, if any, in each case with respect to that Payment Date.

	(A)	During the Managed Amortization Period, the “Maximum Principal Payment” shall equal the “Net Principal Collections” with respect to such Payment Date.

	(B)	During the Rapid Amortization Period, the “Maximum Principal Payment” shall equal the Floating Allocation Percentage of the Principal Collections with respect to such Payment Date.

(C)

“Principal Collections” shall equal, with respect to any Payment Date, the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the credit line agreements, any amounts allocable to principal with respect to any HELOCs that are repurchased out of the trust, the principal portion of any substitution amount and the principal portion of any optional redemption price.

(D)

“Net Principal Collections” shall equal the positive difference between (x) the Floating Allocation Percentage of the Principal Collections with respect to such Payment Date minus (y) the Floating Allocation Percentage of aggregate principal amount of all Additional Balances (draws on the HELOCs) arising during the related Collection Period.

Overcollateralization Reduction Amount:

The amount by which the Overcollateralization Amount exceeds the Specified Overcollateralization Amount, assuming that the Maximum Principal Payment had been distributed to Noteholders on such Payment Date.

Accelerated Principal Amounts:

On any Payment Date where excess cashflow allocable to the Notes exists, all or a portion of such amount will be distributed to pay principal on the Notes in an amount equal to the lesser of (A) the excess cashflow and (B) the amount required to cause the Overcollateralization Amount to equal the Specified Overcollateralization Amount for that Payment Date.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

11

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Optional Redemption:

The Servicer may exercise its right to repurchase the HELOCs on any Payment Date on or after which the principal balance of the Notes, prior to giving effect to payments of principal on such Payment Date, declines to 10% or less of the principal balance of the Notes as of the Closing Date, subject to certain conditions including the consent of the Insurer if (i) the redemption would result in a draw on the Policy or (ii) reimbursement amounts would remain due to the Insurer. The first such date is the “Optional Redemption Date”. The aggregate repurchase price is equal to the greater of (x) the sum of (i) the unpaid principal balance of the HELOCs plus accrued interest thereon, (ii) any costs and damages incurred by the trust associated with a violation of any applicable Federal, state or local predatory or abusive lending law, (iii) the lesser of (A) the fair market value of all other property being purchased and (B) the unpaid principal balance of the related HELOC and (iv) any unreimbursed servicing advances and certain amounts owed to the Servicer, Indenture Trustee, Insurer (including premiums and reimbursement amounts), and Owner Trustee for the related Payment Date, and (y) the sum of (i) the principal balance of the Notes and interest due thereon on such Payment Date and (ii) any unreimbursed servicing advances, and certain amounts owed to the Servicer, the Indenture Trustee, the Insurer (including premiums and reimbursement amounts) and the Owner Trustee for the related Payment Date If such an event occurs, holders of the Notes will receive a final distribution on such Payment Date.

Amendments to Credit Line Agreements:

Except as is set forth in the following sentence, the Servicer may not modify any HELOC unless that HELOC is in default or if default is reasonably foreseeable, and if the Servicer has determined the modification of that HELOC to be in the best interests of the noteholders and the Insurer. In addition, the Servicer may modify a HELOC that is not in default and default is not reasonably foreseeable if it has delivered to the Indenture Trustee and the Insurer (so long as the Notes are outstanding or any reimbursement amounts remain due and owing to the Insurer) an opinion of counsel to the effect that such modification would not cause any REMIC created under the trust agreement to fail to qualify as a REMIC or result in the imposition of any prohibited transaction tax; provided it complies with accepted servicing practices of prudent HELOC servicers and no rate modification is greater than 0.25% per annum on any HELOC, and provided that the modification does not materially and adversely affect the interests of the noteholders, the certificateholders or the Insurer (taking into account the aggregate effect of all previous modifications to date).

In addition to the foregoing, the Servicer’s ability to permit or effect servicing modifications will be subject to other limitations described in the Sale and Servicing Agreement, including but not limited to the limitations described in this paragraph. Any amounts added to the credit limit of a HELOC will be required to be fully amortized over the remaining term, or the extended term, of the HELOC. The final maturity of any HELOC may not be extended beyond the third Payment Date prior to the final scheduled Payment Date. The aggregate current principal balance of all HELOCs subject to modifications can be no more than 3.50% of the aggregate principal balance of the HELOCs as of the cut-off date, but this limit may be increased from time to time with the consent of the Insurer.

[In addition, the servicer is permitted to modify a HELOC at the request of the related mortgagor in lieu of refinancing such HELOC, provided that the servicer purchases the HELOC from the issuing entity immediately preceding the modification.]

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

12

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Rapid Amortization Events	Rapid amortization events shall be those set forth in the Sale and Servicing Agreement, including without limitation the following:

	(i)	A default in the payment of any interest and/or principal, and such default continues for a period of two Business Days;

(ii)

The failure on the part of the Issuing Entity, the Depositor, the Seller, the Servicer to perform any of its other material obligations under the Sale and Servicing Agreement, the Trust Agreement, the Indenture or the Mortgage Loan Purchase Agreement, which failure materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 30 days;

	(iii)	The Issuing Entity or the Depositor voluntarily commences an insolvency proceeding;

	(iv)	A decree or court order is entered into for the winding-up or liquidation of the Issuing Entity or the Depositor,

	(v)	The Issuing Entity becomes subject to regulation as an “investment company,” as such term is defined in the Investment Company Act of 1940;

	(vi)	Any draw under the insurance policy remains unreimbursed for greater than 90 days;

	(vii)	the Issuing Entity loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the Issuing Entity; or

	(viii)	the rights and obligations of the Servicer under the Sale and Servicing Agreement are terminated or an Event of Servicer Termination, as defined in the Sale and Servicing Agreement, has occurred.

Servicing:	The Servicer shall:

	(1)	pay all out-of-pocket expenses to service the HELOCs which will be reimbursed from collections received on the HELOCs prior to distribution to the noteholders; and

(2)

will receive the Servicing Fee plus all assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers (excluding early termination fees), as additional servicing compensation.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

13

LEHMAN BROTHERS	Residential Mortgage Finance

Weighted Average Life (1) (2) and Maturity
Sensitivity of the Notes to Payments and Draws

(Assumes 10% Optional Termination)(3)

CPR %	30			35			40			45			50
Draw rate %	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity
5	2.89	1 - 90	9/25/2014	2.34	1 - 73	4/25/2013	1.95	1 - 61	4/25/2012	1.64	1 ~ 51	6/25/2011	1.40	1 ~ 44	11/25/2010
10	3.52	1 - 110	5/25/2016	2.73	1 - 85	4/25/2014	2.21	1 - 69	12/25/2012	1.83	1 - 57	12/25/2011	1.54	1 ~ 48	3/25/2011
15	4.42	1 - 129	12/25/2017	3.32	1 - 104	11/25/2015	2.57	1 - 80	11/25/2013	2.06	1 - 64	7/25/2012	1.70	1 - 53	8/25/2011

(1)

The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of the Notes. Assumes a Closing Date of March [23], 2007.

(2)

The table above was prepared on the collateral characteristics of the Statistical Cut-Off Pool. There is likely to be slight discrepancies between the characteristics of the Statistical Cut-Off Pool and the final mortgage loan pool. Any discrepancies may have an effect upon the information in the table.

(3)

The Servicer exercises its right to redeem the Notes when the principal balance of the Notes prior to giving effect to payments of principal on such Payment Date is equal to or less than 10% of the Notes as of the Closing Date, at the earliest possible date.

Weighted Average Life (1) (2) and Maturity
Sensitivity of the Notes to Payments and Draws

(Assumes No Optional Termination)(3)

CPR %	30			35			40			45			50
Draw rate %	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity
5	3.13	1 - 177	12/25/2021	2.55	1 - 154	1/25/2020	2.12	1 - 134	5/25/2018	1.79	1 ~ 117	12/25/2016	1.53	1 ~ 100	7/25/2015
10	3.73	1 - 189	12/25/2022	2.96	1 - 165	12/25/2020	2.40	1 - 145	4/25/2019	1.99	1 - 127	10/25/2017	1.67	1 ~ 110	5/25/2016
15	4.59	1 - 201	12/25/2023	3.52	1 - 177	12/25/2021	2.78	1 - 155	2/25/2020	2.25	1 - 137	8/25/2018	1.86	1 - 120	3/25/2017

(1)

The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of the Notes. Assumes a Closing Date of March [23], 2007.

(2)

The table above was prepared on the collateral characteristics of the Statistical Cut-Off Pool. There is likely to be slight discrepancies between the characteristics of the Statistical Cut-Off Pool and the final mortgage loan pool. Any discrepancies may have an effect upon the information in the table.

(3)

Assumes the Servicer does not exercise its right to redeem the Notes when the principal balance of the Notes prior to giving effect to payments of principal on such Payment Date is equal to or less than 10% of the Notes as of the Closing Date.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

14

LEHMAN BROTHERS	Residential Mortgage Finance

Maximum Rate Schedule (1)(2)(3)

The Maximum Rate Schedule is shown for the first 69 Distribution Dates.

Month	Maximum Rate (%)	Month	Maximum Rate (%)
1	13.400	36	16.524
2	14.287	37	16.629
3	17.098	38	16.597
4	17.091	39	16.629
5	17.110	40	16.597
6	17.110	41	16.629
7	17.094	42	16.630
8	17.110	43	16.597
9	17.094	44	16.630
10	17.111	45	16.597
11	17.111	46	16.630
12	17.077	47	16.630
13	16.627	48	16.526
14	16.594	49	16.631
15	16.628	50	16.598
16	16.595	51	16.631
17	16.628	52	16.598
18	16.628	53	16.631
19	16.595	54	16.631
20	16.628	55	16.598
21	16.596	56	16.630
22	16.628	57	16.598
23	16.628	58	16.630
24	16.524	59	16.630
25	16.628	60	16.562
26	16.596	61	16.630
27	16.628	62	16.597
28	16.596	63	16.629
29	16.628	64	16.597
30	16.628	65	16.629
31	16.596	66	16.629
32	16.629	67	16.596
33	16.596	68	16.629
34	16.629	69	16.596
35	16.629

(1)	Assumes prepayments at 40% CPR and draws at 10% CDR.

(2)	Assumes all Interest Rates equal 20%.

(3)

The table above was prepared on the collateral characteristics of the Statistical Cut-Off Pool. There is likely to be slight discrepancies between the characteristics of the Statistical Cut-Off Pool and the final mortgage loan pool. Any discrepancies may have an effect upon the information in the table.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

15

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Summary
Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Statistical Cut-Off Date

Total Number of HELOCs	8,659	Occupancy Status
Total Outstanding HELOC Balance	$650,071,586	Owner-Occupied	92.97%
Average Drawn Amount	$75,075	Investment	4.57%
Average Credit Limit	$89,979	Second Home	2.46%
Current WA Coupon	8.702%
WA Credit Utilization Ratio*	83.44%
WA Margin	1.398%	Loan Documentation
WA Life Cap	17.968%	Full	17.99%
WA Loan Age (months)	3	Stated	81.82%
WA Remaining Term (months)	253	Fast Forward	0.19%
WA Original CLTV*	83.73%
WA Credit Score	713
WA Junior Mortgage Ratio (Second Liens Only)	23.18%	Loan Purpose
		Cash Out Refinance	77.50%
Lien Position		Purchase	16.53%
First Lien	1.40%	Rate/Term Refinance	5.97%
Second Lien	98.60%
		Geographic Distribution
Property Type		(Other states account individually for less than 4% of the Statistical Cut-Off Date Principal Balance)
Single Family	71.17%
PUD	17.36%	CA	55.07%
Condo	8.34%	FL	5.77%
2 – 4 Family	3.14%	NY	4.72%

*Weighted Against Credit Limit

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

16

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Principal Balance

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.01 - 2,500.00	1	$2,040	0.00%	11.500%	676	$2,040	90.00%
2,500.01 - 5,000.00	2	8,907	0.00	6.694	684	4,454	68.57
5,000.01 - 7,500.00	30	186,323	0.03	8.848	698	6,211	81.30
7,500.01 - 10,000.00	80	746,831	0.11	8.692	709	9,335	75.98
10,000.01 - 20,000.00	738	11,562,233	1.78	8.756	710	15,667	77.97
20,000.01 - 30,000.00	1,055	26,502,159	4.08	8.830	707	25,121	80.27
30,000.01 - 40,000.00	986	34,451,056	5.30	8.831	706	34,940	83.28
40,000.01 - 50,000.00	953	42,720,187	6.57	9.073	704	44,827	84.81
50,000.01 - 60,000.00	808	43,792,675	6.74	8.695	709	54,199	83.62
60,000.01 - 70,000.00	626	40,330,211	6.20	8.962	708	64,425	85.04
70,000.01 - 80,000.00	533	39,901,281	6.14	8.923	708	74,862	85.79
80,000.01 - 90,000.00	393	33,066,967	5.09	9.019	709	84,140	84.59
90,000.01 - 100,000.00	369	35,209,542	5.42	8.829	708	95,419	86.09
100,000.01 - 150,000.00	1,104	132,487,466	20.38	8.817	711	120,007	85.71
150,000.01 - 200,000.00	550	94,106,933	14.48	8.540	713	171,104	85.13
200,000.01 - 250,000.00	234	50,449,054	7.76	8.503	723	215,594	83.30
250,000.01 - 300,000.00	96	25,379,293	3.90	8.082	733	264,368	79.95
300,000.01 - 350,000.00	39	12,042,227	1.85	8.387	729	308,775	75.80
350,000.01 - 400,000.00	18	6,743,643	1.04	7.946	735	374,647	72.79
400,000.01 - 450,000.00	21	8,819,934	1.36	7.288	735	419,997	75.01
450,000.01 - 500,000.00	14	6,678,417	1.03	7.971	743	477,030	75.82
500,000.01 >=	9	4,884,206	0.75	7.394	744	542,690	76.79

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: $2,040

Maximum: $845,957

Average: $75,075

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

17

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Primary Home	7,994	$604,350,684	92.97%	8.707%	712	$75,601	84.20%
Investment	420	29,732,266	4.57	8.786	722	70,791	75.02
Second Home	245	15,988,636	2.46	8.368	716	65,260	82.85

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

18

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Range of Original Combined Loan-To-Value Ratio

Range of Original Combined Loan-To -Value Ratio (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.01 - 5.00	2	$40,018	0.01%	9.304%	698	$20,009	4.46%
5.01 - 10.00	7	257,436	0.04	8.599	721	36,777	8.69
10.01 - 15.00	10	200,498	0.03	7.613	762	20,050	12.68
15.01 - 20.00	11	382,137	0.06	6.862	755	34,740	18.05
20.01 - 25.00	15	734,445	0.11	7.428	752	48,963	23.00
25.01 - 30.00	30	1,926,083	0.30	8.031	738	64,203	27.74
30.01 - 35.00	29	1,863,427	0.29	7.614	751	64,256	32.98
35.01 - 40.00	45	2,574,746	0.40	7.937	727	57,217	38.16
40.01 - 45.00	77	5,000,107	0.77	7.655	732	64,936	43.21
45.01 - 50.00	86	5,241,234	0.81	8.075	730	60,945	47.96
50.01 - 55.00	96	8,490,828	1.31	7.987	735	88,446	53.07
55.01 - 60.00	149	11,491,721	1.77	7.527	719	77,126	58.05
60.01 - 65.00	171	12,949,953	1.99	8.030	724	75,731	63.15
65.01 - 70.00	281	23,980,626	3.69	7.868	720	85,340	68.27
70.01 - 75.00	390	36,301,181	5.58	8.154	718	93,080	73.25
75.01 - 80.00	1,041	87,814,934	13.51	7.927	721	84,356	78.86
80.01 - 85.00	641	42,519,649	6.54	8.612	707	66,333	83.62
85.01 - 90.00	3,013	195,237,647	30.03	8.906	703	64,798	89.25
90.01 - 95.00	1,782	137,831,347	21.20	9.079	708	77,346	94.25
95.01 - 100.00	740	71,474,420	10.99	9.518	729	96,587	99.81
100.01 >=	43	3,759,149	0.58	10.179	719	87,422	101.34

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Non-zero Minimum: 3.18%

Maximum: 107.00%

Non-zero Weighted Average: 83.73%

* Weighted against Credit Limit.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

19

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Purpose

Purpose	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Cash Out Refinance	6,887	$503,778,441	77.50%	8.603%	710	$73,149	81.69%
Purchase	1,262	107,458,750	16.53	8.899	727	85,150	93.19
Rate/Term Refinance	510	38,834,395	5.97	9.434	713	76,146	89.77

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

20

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Credit Score Rating

Credit Score Rating	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

577 - 619	1	$50,472	0.01%	9.750%	577	$50,472	56.00%
620 - 639	188	9,913,647	1.53	10.924	630	52,732	82.57
640 - 659	795	45,769,299	7.04	10.299	649	57,571	82.73
660 - 679	1,430	98,872,892	15.21	9.408	669	69,142	85.76
680 - 699	1,588	112,515,934	17.31	8.906	689	70,854	85.81
700 - 719	1,329	109,919,252	16.91	8.499	709	82,708	85.56
720 - 739	1,096	91,110,010	14.02	8.250	729	83,130	84.40
740 - 759	921	76,073,911	11.70	8.196	749	82,599	84.03
760 - 779	690	58,578,333	9.01	7.938	769	84,896	80.07
780 - 799	447	34,633,106	5.33	7.886	789	77,479	77.24
800 - 819	167	12,012,738	1.85	7.702	806	71,933	73.76
820 - 839	6	609,462	0.09	6.953	822	101,577	54.97
840 - 859	1	12,530	0.00	7.250	840	12,530	18.74

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Non-zero Minimum: 577

Maximum: 840

Non-zero Weighted Average: 713

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

21

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Range of Loan Rates

Range of Loan Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

3.501 - 4.000	34	$2,672,937	0.41%	4.000%	739	$78,616	77.38%
4.501 - 5.000	1,428	112,259,001	17.27	4.990	714	78,613	83.65
5.501 - 6.000	2	83,554	0.01	6.000	703	41,777	94.16
6.501 - 7.000	435	33,091,135	5.09	6.990	709	76,072	85.32
7.001 - 7.500	336	13,206,097	2.03	7.365	764	39,304	61.47
7.501 - 8.000	407	36,203,610	5.57	7.892	747	88,952	70.58
8.001 - 8.500	660	61,730,656	9.50	8.347	738	93,531	77.45
8.501 - 9.000	887	75,199,618	11.57	8.844	727	84,780	81.00
9.001 - 9.500	1,004	78,955,760	12.15	9.339	722	78,641	86.16
9.501 - 10.000	1,003	71,406,666	10.98	9.825	712	71,193	88.92
10.001 - 10.500	718	50,776,122	7.81	10.310	704	70,719	90.41
10.501 - 11.000	556	39,400,267	6.06	10.837	687	70,864	90.65
11.001 - 11.500	396	25,375,231	3.90	11.357	673	64,079	90.55
11.501 - 12.000	356	21,227,300	3.27	11.798	664	59,627	91.16
12.001 - 12.500	173	12,104,123	1.86	12.328	662	69,966	92.30
12.501 - 13.000	165	11,237,581	1.73	12.814	656	68,107	91.87
13.001 - 13.500	62	3,554,595	0.55	13.306	648	57,332	89.06
13.501 - 14.000	27	1,257,173	0.19	13.814	642	46,562	92.07
14.001 - 14.500	6	189,478	0.03	14.253	645	31,580	92.20
14.501 - 15.000	1	21,032	0.00	14.750	621	21,032	92.00
15.001 - 15.500	1	66,252	0.01	15.250	756	66,252	67.00
16.001 - 16.500	1	10,421	0.00	16.500	717	10,421	86.00
16.501 - 17.000	1	42,979	0.01	17.000	684	42,979	77.00

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: 4.000%

Maximum: 17.000%

Non-zero Weighted Average: 8.702%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

22

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Range of Original Stated Term to Maturity

Range of Original Stated Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

180	16	$1,896,476	0.29%	9.213%	715	$118,530	77.74%
240	6,988	525,878,181	80.90	8.444	713	75,254	82.77
300	878	65,362,806	10.05	10.274	706	74,445	89.39
360	777	56,934,123	8.76	9.261	723	73,274	87.65

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: 180 months

Maximum: 360 months

Weighted Average: 256 months

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

							23

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Range of Remaining Stated Term to Maturity

Range of Remaining Stated Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

157 - 168	1	$109,895	0.02%	10.250%	719	$109,895	100.00%
169 - 180	15	1,786,581	0.27	9.149	715	119,105	76.44
193 - 204	5	183,767	0.03	8.388	730	36,753	71.18
205 - 216	16	846,100	0.13	8.721	756	52,881	69.77
217 - 228	113	6,743,981	1.04	9.157	733	59,681	78.82
229 - 240	6,854	518,104,333	79.70	8.434	712	75,592	82.89
265 - 276	2	113,898	0.02	10.129	708	56,949	91.14
277 - 288	9	443,017	0.07	10.693	732	49,224	89.06
289 - 300	867	64,805,891	9.97	10.271	706	74,747	89.39
313 - 324	1	55,440	0.01	8.750	757	55,440	87.00
337 - 348	16	924,096	0.14	9.374	720	57,756	77.43
349 - 360	760	55,954,587	8.61	9.260	723	73,624	87.85

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: 159 months

Maximum: 358 months

Weighted Average: 253 months

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will be filed with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

24

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Range of Loan Age

Range of Loan Age (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

<= 1	2,293	$168,961,746	25.99%	6.268%	713	$73,686	83.77%
2 - 5	5,690	435,069,587	66.93	9.577	712	76,462	84.28
6 - 9	435	31,538,184	4.85	9.478	717	72,502	81.09
10 - 13	125	8,089,632	1.24	9.155	734	64,717	76.71
14 - 17	56	3,349,777	0.52	9.019	737	59,817	78.80
18 - 21	25	1,249,573	0.19	9.553	742	49,983	78.69
22 - 24	14	780,122	0.12	9.487	698	55,723	84.27
25 - 25	1	70,213	0.01	8.250	786	70,213	71.00
26 - 48	20	962,751	0.15	8.632	751	48,138	69.36

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: 0 months

Maximum: 46 months

Weighted Average: 3 months

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will be filed with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

25

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Range of Credit Limits

Range of Credit Limits ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

10,000.00 - 10,000.00	28	$253,706	0.04%	9.793%	697	$9,061	83.56%
10,000.01 - 20,000.00	340	5,233,595	0.81	9.331	701	15,393	85.03
20,000.01 - 30,000.00	943	20,741,665	3.19	8.903	707	21,995	81.22
30,000.01 - 40,000.00	897	28,552,033	4.39	8.941	704	31,831	85.73
40,000.01 - 50,000.00	1,003	40,151,300	6.18	9.045	704	40,031	83.85
50,000.01 - 60,000.00	716	35,268,013	5.43	8.907	705	49,257	86.92
60,000.01 - 70,000.00	609	35,327,940	5.43	8.995	709	58,010	88.46
70,000.01 - 80,000.00	613	40,371,422	6.21	9.001	706	65,859	86.12
80,000.01 - 90,000.00	366	27,145,196	4.18	9.189	704	74,167	89.71
90,000.01 - 100,000.00	665	51,167,958	7.87	8.713	706	76,944	80.69
100,000.01 - 200,000.00	1,972	247,405,838	38.06	8.808	710	125,459	85.18
200,000.01 - 300,000.00	384	77,115,787	11.86	7.963	734	200,822	80.72
300,000.01 - 400,000.00	45	12,232,501	1.88	7.910	737	271,833	75.60
400,000.01 - 500,000.00	75	27,423,856	4.22	7.628	745	365,651	72.55
500,000.01 - 600,000.00	1	524,820	0.08	4.990	786	524,820	95.00
700,000.01 - 800,000.00	1	310,000	0.05	8.375	779	310,000	50.34
900,000.01 - 1,000,000.00	1	845,957	0.13	8.750	720	845,957	79.00

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: $10,000

Maximum: $1,000,000

Average: $89,979

Total: $779,127,410

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will be filed with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

26

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Range of Credit Limit Utilization Rates

Range of Credit Limit Utilization Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

10.01 - 20.00	12	$194,111	0.03%	8.717%	714	$16,176	71.85%
20.01 - 30.00	205	6,274,442	0.97	8.026	727	30,607	72.46
30.01 - 40.00	370	13,306,342	2.05	8.290	724	35,963	74.30
40.01 - 50.00	441	19,308,213	2.97	8.062	724	43,783	77.44
50.01 - 60.00	578	29,368,500	4.52	8.109	723	50,811	76.80
60.01 - 70.00	463	28,916,759	4.45	8.509	716	62,455	78.96
70.01 - 80.00	504	42,860,207	6.59	7.882	724	85,040	79.98
80.01 - 90.00	480	40,076,781	6.16	8.483	715	83,493	80.57
90.01 - 100.00	1,722	130,451,853	20.07	8.751	714	75,756	85.73
100.01 - 102.00	3,730	325,081,049	50.01	8.857	709	87,153	88.33
102.01 - 104.00	149	13,828,241	2.13	10.947	696	92,807	91.96
104.01 - 106.00	5	405,087	0.06	11.217	712	81,017	97.75

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: 10.08%

Maximum: 105.42%

Weighted Average Credit Utilization Ratio: 83.44%

* Weighted against Credit Limit.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

27

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Range of Margins

Range of Margins (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

-1.000 to -0.751	188	$6,222,718	0.96%	7.250%	778	$33,100	58.35%
-0.750 to -0.501	198	11,341,416	1.74	6.832	752	57,280	64.07
-0.500 to -0.251	221	21,190,353	3.26	7.155	749	95,884	68.79
-0.250 to -0.001	386	36,708,249	5.65	7.407	746	95,099	74.27
0.000 to 0.000	351	30,313,394	4.66	7.369	740	86,363	77.81
0.001 to 0.249	71	11,262,116	1.73	6.941	747	158,621	76.19
0.250 to 0.499	507	45,420,059	6.99	7.736	731	89,586	78.84
0.500 to 0.749	627	52,111,309	8.02	8.001	730	83,112	80.76
0.750 to 0.999	598	46,864,108	7.21	8.362	721	78,368	83.76
1.000 to 1.249	659	51,581,559	7.93	8.324	722	78,272	86.03
1.250 to 1.499	631	49,085,559	7.55	8.585	721	77,790	87.95
1.500 to 1.749	737	50,821,983	7.82	8.848	709	68,958	88.05
1.750 to 1.999	516	37,245,332	5.73	9.169	708	72,181	90.29
2.000 to 2.249	497	35,630,902	5.48	9.399	706	71,692	90.54
2.250 to 2.499	370	24,835,979	3.82	9.314	693	67,124	88.78
2.500 to 2.749	340	26,619,532	4.09	9.622	691	78,293	90.79
2.750 to 2.999	320	20,857,830	3.21	9.880	677	65,181	90.70
3.000 to 3.249	211	13,801,146	2.12	9.837	674	65,408	89.34
3.250 to 3.499	281	18,263,697	2.81	10.216	669	64,995	90.78
3.500 to 3.999	422	26,103,589	4.02	10.331	664	61,857	91.41
4.000 to 4.499	221	15,429,038	2.37	10.938	662	69,815	92.42
4.500 to 4.999	190	12,481,807	1.92	11.707	657	65,694	92.01
5.000 to 5.499	73	4,061,428	0.62	12.078	648	55,636	89.09
5.500 to 5.999	36	1,546,203	0.24	12.099	640	42,950	91.82
6.000 to 6.499	4	131,597	0.02	13.051	644	32,899	92.51
6.500 to 6.999	1	21,032	0.00	14.750	621	21,032	92.00
7.000 to 7.499	1	66,252	0.01	15.250	756	66,252	67.00
8.000 to 8.499	1	10,421	0.00	16.500	717	10,421	86.00
8.500 to 8.999	1	42,979	0.01	17.000	684	42,979	77.00

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: -1.000%

Maximum: 8.750%

Weighted Average: 1.398%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

28

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

State

State	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

California	4,086	$358,009,582	55.07%	8.670%	713	$87,619	83.22%
Florida	641	37,484,632	5.77	9.066	702	58,478	85.28
New York	409	30,681,520	4.72	8.765	710	75,016	83.79
Arizona	324	21,450,159	3.30	8.756	715	66,204	84.56
New Jersey	276	19,628,374	3.02	8.518	714	71,117	81.18
Washington	248	18,430,549	2.84	8.486	714	74,317	85.23
Virginia	239	17,540,509	2.70	8.535	712	73,391	84.55
Nevada	213	15,066,383	2.32	8.795	715	70,734	84.32
Maryland	218	14,008,957	2.15	8.856	708	64,261	85.31
Illinois	201	13,047,809	2.01	8.388	715	64,914	86.66
Hawaii	133	11,958,773	1.84	8.579	719	89,916	80.12
Colorado	141	10,111,018	1.56	8.198	727	71,709	84.33
Michigan	212	10,095,988	1.55	9.360	727	47,623	90.40
Massachusetts	135	9,207,903	1.42	8.250	728	68,207	81.77
Oregon	111	6,410,413	0.99	8.786	704	57,751	87.02
Georgia	109	6,033,997	0.93	8.991	712	55,358	86.65
Connecticut	71	5,604,086	0.86	9.220	716	78,931	81.97
North Carolina	100	5,423,261	0.83	8.676	719	54,233	82.23
Utah	78	5,351,116	0.82	8.901	704	68,604	85.10
Pennsylvania	81	4,565,023	0.70	9.106	712	56,358	85.79
Missouri	65	3,300,432	0.51	7.877	712	50,776	85.54
Minnesota	64	2,666,117	0.41	8.645	717	41,658	86.53
Idaho	35	2,439,861	0.38	8.935	717	69,710	79.89
South Carolina	43	2,404,226	0.37	8.926	711	55,912	80.31
Ohio	51	2,133,843	0.33	8.096	705	41,840	85.98
Indiana	37	2,126,315	0.33	9.484	699	57,468	86.39
District Of Columbia	23	1,632,960	0.25	8.150	711	70,998	88.03
New Mexico	28	1,447,857	0.22	9.026	723	51,709	81.57
New Hampshire	28	1,403,226	0.22	9.204	705	50,115	86.65
Wisconsin	34	1,348,730	0.21	9.085	716	39,669	90.69
Other	225	9,057,966	1.39	8.985	713	40,258	82.65

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

29

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Documentation Type

Documentation Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Full	1,857	$116,965,503	17.99%	8.318%	721	$62,986	79.22%
Fast Forward	15	1,216,327	0.19	6.649	749	81,088	88.31
Stated	6,787	531,889,756	81.82	8.791	711	78,369	84.82

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

30

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Property Type

Property Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Single Family	6,197	$462,627,939	71.17%	8.676%	712	$74,654	82.89%
PUD	1,394	112,822,438	17.36	8.772	715	80,934	85.93
Condo	832	54,209,367	8.34	8.615	716	65,155	86.19
2-4 Family	236	20,411,842	3.14	9.126	706	86,491	84.91

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

31

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Original Draw Period

Original Draw Period (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

60	15	$1,786,581	0.27%	9.149%	715	$119,105	76.44%
120	8,621	646,030,743	99.38	8.695	713	74,937	83.74
180	23	2,254,261	0.35	10.194	686	98,011	87.82

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: 60 months

Maximum: 180 months

Weighted Average: 120 months

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

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LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Maximum Loan Rates

Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

12.000	12	$1,517,503	0.23%	9.340%	726	$126,459	86.19%
15.000	8	419,940	0.06	9.265	759	52,492	93.85
16.000	96	5,177,477	0.80	8.627	718	53,932	83.32
17.000	2	89,311	0.01	13.000	665	44,655	94.59
18.000	8,540	642,780,028	98.88	8.700	713	75,267	83.74
18.250	1	87,328	0.01	8.000	782	87,328	54.59

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: 12.000%

Maximum: 18.250%

Weighted Average: 17.968%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

33

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

1st Lien	95	$9,119,357	1.40%	8.031%	739	$95,993	53.41%
2nd Lien	8,564	640,952,228	98.60	8.711	713	74,843	84.26

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

34

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Negatively Amortizing First Liens

Negatively Amortizing First Liens	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

No	6,342	$484,121,459	75.53%	8.560%	716	$76,336	83.19%
Yes	2,222	156,830,769	24.47	9.180	702	70,581	87.96

Total:	8,564	$640,952,228	100.00%	8.711%	713	$74,843	84.26%

* For 2nd Liens Only

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

35

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Range of Maximum Combined Loan-To-Value Ratios

Range of Maximum Combined Loan-To-Value Ratios (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.01 - 70.00	982	$72,460,109	11.15%	7.828%	726	$73,788	56.16%
70.01 - 75.00	354	33,123,692	5.10	8.254	720	93,570	72.96
75.01 - 80.00	891	77,184,394	11.87	7.816	722	86,627	78.67
80.01 - 85.00	515	37,444,453	5.76	8.361	711	72,708	82.07
85.01 - 90.00	1,829	121,091,135	18.63	8.664	706	66,206	88.48
90.01 - 95.00	1,469	107,473,751	16.53	8.923	707	73,161	93.10
95.01 - 100.00	1,230	104,527,838	16.08	9.327	719	84,982	96.04
100.01 - 105.00	1,080	70,548,989	10.85	9.478	702	65,323	91.26
105.01 - 110.00	306	26,064,819	4.01	9.463	705	85,179	94.77
110.01 >=	3	152,405	0.02	9.346	719	50,802	96.86

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

Minimum: 3.18%

Maximum: 118.10%

Non-zero Weighted Average: 86.00%

* Weighted against Credit Limit.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

36

LEHMAN BROTHERS	RESIDENTIAL MORTGAGE FINANCE

Days Delinquent

Days Delinquent	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

<= 29	8,657	$649,898,559	99.97%	8.701%	713	$75,072	83.73%
30 - 59	2	173,027	0.03	10.156	673	86,513	89.00

Total:	8,659	$650,071,586	100.00%	8.702%	713	$75,075	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed and that the issuing entity will file with the SEC (together, the “Offering Documentation”) for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

37